FOR IMMEDIATE RELEASE
COMMUNITY WEST BANCSHARES REPORTS EARNINGS RESULTS
FOR THE QUARTER ENDED MARCH 31, 2025, AND QUARTERLY DIVIDEND

FRESNO, CALIFORNIA...April 21, 2025...The Board of Directors of Community West Bancshares (“Company”) (NASDAQ: CWBC), the parent company of Community West Bank (“Bank”), reported today unaudited consolidated net income of $8,293,000, and diluted earnings per share of $0.44 for the three months ended March 31, 2025, compared to $3,676,000 and $0.31 per diluted common share for the three months ended March 31, 2024.
FINANCIAL HIGHLIGHTS
•Net income during the first quarter increased to $8.3 million, or $0.44 per diluted common share, compared to net income of $6.9 million and $0.36, respectively, in the fourth quarter of 2024.
•Gross loans increased by $12.7 million during the first quarter, or 2.17% on an annualized basis.
•Total cost of deposits decreased to 1.45% for the quarter ended March 31, 2025 compared to 1.49% for the quarter ended December 31, 2024.
•Average non-interest bearing demand deposit accounts as a percentage of total average deposits totaled 34.30% and 36.02% for the quarters ended March 31, 2025 and December 31, 2024, respectively.
•Net interest margin increased to 4.04% for the quarter ended March 31, 2025, from 3.95% for the quarter ended December 31, 2024.
•Capital positions remain strong at March 31, 2025 with a 9.36% Tier 1 Leverage Ratio; a 11.39% Common Equity Tier 1 Ratio; a 11.57% Tier 1 Risk-Based Capital Ratio; and a 13.82% Total Risk-Based Capital Ratio.
•The Company declared a $0.12 per common share cash dividend, payable on May 16, 2025 to shareholders of record as of May 2, 2025.

“Our team’s commitment to empowering communities across Central California through trusted client advocacy is especially valued in uncertain economic environments,” said James J. Kim, President and CEO of the Bank and CEO of the Company. “Backed by more than four decades of conservative business practices, deposit stability and enduring client relationships, the Company remains a safe and stable financial partner. Even amid capital market volatility driven by shifting tariff policies, our team’s unwavering focus on client success continues to define and differentiate us.”

“We recently celebrated two major milestones: 45 years of building strong relationships and the one-year anniversary of the largest merger in the Company’s history. It is a privilege to continue embracing our founding values and working alongside such dedicated and inspiring professionals.”

“The Company’s first-quarter results reflect sequential improvement in both earnings and net interest margin,” added Shannon Livingston, Executive Vice President and Chief Financial Officer. “With another quarter of solid financial performance, the Company is well-positioned to continue building on this momentum.”

- more -

Community West Bancshares -- page 2
Results of Operations

	Three months ended
	March 31,	December 31,	March 31,
(In thousands, except share and per-share amounts)	2025	2024	2024
Net interest income before (credit) provision for credit losses	$32,182	$32,024	$19,073
(Credit) provision for credit losses	(41)	1,224	575
Net interest income after (credit) provision for credit losses	32,223	30,800	18,498
Total non-interest income	2,611	2,303	1,636
Total non-interest expenses	23,470	23,188	15,333
Income before provision for income taxes	11,364	9,915	4,801
Provision for income taxes	3,071	3,020	1,125
Net income	$8,293	$6,895	$3,676

Statement Regarding use of Non-GAAP Financial Measures
In this press release, Community West Bancshares’s financial results are presented in accordance with GAAP and refer to certain non-GAAP financial measures. Management believes that presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of operating results across reporting periods. Management also uses non-GAAP financial measures to establish budgets and manage the Company’s business. A reconciliation of the GAAP financial measures to comparable non-GAAP financial measures is presented below.

- more -

Community West Bancshares -- page 3
Reconciliation of GAAP and Non-GAAP Financial Measures

	For the Three Months Ended
	March 31,	December 31,	March 31,
(In thousands, except share and per-share amounts)	2025	2024	2024

NET INCOME:
Net income (GAAP)	$8,293	$6,895	$3,676
Merger and conversion related costs:
Personnel and severance	198	107	—
Professional services	—	—	301
Data processing and technology	87	293	—
Other	—	68	82
Total merger and conversion related costs	285	468	383

Loss on sale of investment securities	—	—	373
Income tax benefit of non-core items	(84)	(138)	(223)
Comparable net income (non-GAAP)	$8,494	$7,225	$4,209
DILUTED EARNINGS PER SHARE:
Weighted average diluted shares	19,014,773	18,981,835	11,790,231
Diluted earnings per share (GAAP)	$0.44	$0.36	$0.31
Comparable diluted earnings per share (non-GAAP)	$0.45	$0.38	$0.36
RETURN ON AVERAGE ASSETS
Average assets	$3,528,337	$3,524,115	$2,420,810
Return on average assets (GAAP)	0.94%	0.78%	0.61%
Comparable return on average assets (non-GAAP)	0.96%	0.82%	0.70%
RETURN ON AVERAGE EQUITY
Average stockholders' equity	$369,903	$365,208	$207,667
Return on average equity (GAAP)	8.97%	7.55%	7.08%
Comparable return on average equity (non-GAAP)	9.19%	7.91%	8.11%
EFFICIENCY RATIO
Non-interest expense (GAAP)	$23,470	$23,188	$15,333
Merger-related non-interest expenses	(285)	(468)	(383)
Comparable non-interest expense (non-GAAP)	23,185	22,720	14,950
Net interest income	32,182	32,024	19,073
Non-interest income (GAAP)	2,611	2,303	1,636
Loss on sale of investment securities	—	—	373
Comparable non-interest income (non-GAAP)	$2,611	$2,303	$2,009
Efficiency ratio (GAAP)	67.46%	67.55%	74.04%
Comparable efficiency ratio (non-GAAP)	66.64%	66.19%	70.91%

- more -

Community West Bancshares -- page 4
For the quarter ended March 31, 2025, the Company reported unaudited consolidated net income of $8,293,000 and diluted earnings per common share of $0.44, compared to consolidated net income of $6,895,000 and $0.36 per fully diluted share for the trailing quarter, and consolidated net income of $3,676,000 and $0.31 per diluted share for the same period in 2024. The earnings profile of the Company has improved during the quarter due to improvement in net interest income and margin, a decrease in the provision for credit losses, and increased non-interest income, partially offset by an increase in non-interest expenses.

Annualized return on average equity (ROAE) for the quarter ended March 31, 2025 was 8.97%, compared to 7.08% for the same period of 2024. Annualized return on average assets (ROAA) was 0.94% for the quarter ended March 31, 2025 compared to 0.61% for the same period in 2024.

The effective yield on average investment securities, including interest earning deposits in other banks and Federal funds sold, was 3.02% for the quarter ended March 31, 2025, compared to 3.07% for the quarter ended March 31, 2024 and 3.16% for the quarter ended December 31, 2024.

Total average loans increased by $1,050,929,000 to $2,333,997,000 for the quarter ended March 31, 2025, from $1,283,068,000 for the quarter ended March 31, 2024 and increased by $25,817,000 from $2,308,180,000 for the quarter ended December 31, 2024. The year over year increase was primarily due to the consummation of the merger, in which loans with a fair value of were recorded on the consolidated balance sheets as of April 1, 2024. The effective yield on average loans was 6.69% for the quarter ended March 31, 2025, compared to 5.74% and 6.61% for the quarters ended March 31, 2024 and December 31, 2024, respectively.

The Company’s net interest margin (fully tax equivalent basis) was 4.04% for the quarter ended March 31, 2025, compared to 3.42% for the quarter ended March 31, 2024 and 3.95% for the quarter ended December 31, 2024. Net interest income, before provision for credit losses, increased by $13,109,000 or 68.73%, to $32,182,000 for the first quarter of 2025, compared to $19,073,000 for the same period in 2024. In addition to the increase in average loans due to the merger and organic loan growth, the Company's yield on interest earning assets has increased from 4.58% for the quarter ended March 31, 2024 to 5.65% for the quarter ended March 31, 2025. Additionally, the Company has been impacted by higher costs on interest-bearing liabilities, in which the cost of total deposits increased to 1.45% from 0.98% when comparing the quarters ended March 31, 2025 and 2024. The increase in the cost of deposits is primarily attributed to volume and rate increases in the money market and time deposit portfolios from both acquired deposits from the merger and the Company’s existing base. Net interest income during the three months ended March 31, 2025 and 2024 and December 31, 2024 benefited by approximately 25 basis points ($2,052,000), one basis point ($41,000), and 24 basis points ($1,909,000), respectively, from the net accretion of fair value marks.

Non-Interest Income - The following tables present the key components of non-interest income for the periods indicated:

	Three months ended
	March 31,	December 31,
(Dollars in thousands)	2025	2024	$ Change	% Change
Service charges	$502	$456	$46	10.1%
Appreciation in cash surrender value of bank owned life insurance	366	354	12	3.4%
Interchange fees	516	436	80	18.3%
Loan placement fees	171	232	(61)	(26.3)%
Federal Home Loan Bank dividends	241	241	—	—%
Other income	815	584	231	39.6%
Total non-interest income	$2,611	$2,303	$308	13.4%

- more -

Community West Bancshares -- page 5

	Three months ended March 31,
(Dollars in thousands)	2025	2024	$ Change	% Change
Service charges	$502	$384	$118	30.7%
Appreciation in cash surrender value of bank owned life insurance	366	275	91	33.1%
Interchange fees	516	405	111	27.4%
Loan placement fees	171	166	5	3.0%
Net realized losses on sales and calls of investment securities	—	(373)	373	(100.0)%
Federal Home Loan Bank dividends	241	157	84	53.5%
Other income	815	622	193	31.0%
Total non-interest income	$2,611	$1,636	$975	59.6%

The increase in total non-interest income for quarter ended March 31, 2025 as compared to the trailing quarter was due to improvements in the fair value adjustment of the Company’s equity security.

Increases in non-interest income as compared to the prior year quarter was due to the consummation of the merger as of April 1, 2024 and no realized losses on sales of investment securities.

Non-Interest Expense - The following table presents the key components of non-interest expense for the periods indicated:

	Three months ended
	March 31,	December 31,
(Dollars in thousands)	2025	2024	$ Change	% Change
Salaries and employee benefits	$12,959	$12,670	$289	2.3%
Occupancy and equipment	2,827	2,826	1	—%
Information technology	1,902	1,712	190	11.1%
Regulatory assessments	491	446	45	10.1%
Data processing expense	800	738	62	8.4%
Professional services	864	638	226	35.4%
ATM/Debit card expenses	393	572	(179)	(31.3)%
Advertising	261	153	108	70.6%
Directors’ expenses	216	201	15	7.5%
Merger and acquisition expense	276	467	(191)	(40.9)%
Loan related expenses	212	316	(104)	(32.9)%
Personnel other	101	112	(11)	(9.8)%
Amortization of core deposit intangibles	250	250	—	—%
Other expense	1,918	2,087	(169)	(8.1)%
Total non-interest expenses	$23,470	$23,188	$282	1.2%

- more -

Community West Bancshares -- page 6

	Three months ended March 31,
(Dollars in thousands)	2025	2024	$ Change	% Change
Salaries and employee benefits	$12,959	$8,638	$4,321	50.0%
Occupancy and equipment	2,827	1,543	1,284	83.2%
Information technology	1,902	1,021	881	86.3%
Regulatory assessments	491	322	169	52.5%
Data processing expense	800	685	115	16.8%
Professional services	864	625	239	38.2%
ATM/Debit card expenses	393	214	179	83.6%
Advertising	261	151	110	72.8%
Directors’ expenses	216	169	47	27.8%
Merger and acquisition expense	276	383	(107)	(27.9)%
Loan related expenses	212	92	120	130.4%
Personnel other	101	131	(30)	(22.9)%
Amortization of core deposit intangibles	250	—	250	—%
Other expense	1,918	1,359	559	41.1%
Total non-interest expenses	$23,470	$15,333	$8,137	53.1%

During the first quarter of 2025, total non-interest expense increased $282,000 as compared to the trailing quarter. The increase was driven primarily in salary and employee benefits, professional services, and information technology. The increase in salary and employee benefits was due to annual resets in payroll taxes and one-time severance payments. Professional services increased due to increased audit and consulting fees. Information technology increases were due to continued investments to enhance digital products.

Increases in non-interest expenses as compared to the prior year quarter was due to the consummation of the merger as of April 1, 2024.

Balance Sheet Summary
Total assets for the period ended March 31, 2025 increased $31,315,000 or 0.89%, compared to the period ended December 31, 2024. Total average assets for the quarter ended March 31, 2025 were $3,528,337,000 compared to $2,420,810,000 for the quarter ended March 31, 2024 and $3,524,115,000 for the quarter ended December 31, 2024, an increase of $1,107,527,000 or 45.8% and an increase of $4,222,000 or 0.12%, respectively. As a result of the merger on April 1, 2024, the Company recorded goodwill of approximately $43 million and core deposit intangibles of $10.0 million.

For the quarter ended March 31, 2025, the Company’s average gross investment securities decreased by $125,834,000, or 13.00%, compared to the quarter ended March 31, 2024, and decreased by $10,163,000, or 1.19%, compared to the quarter ended December 31, 2024. This decrease compared to the prior year was the result of sales and maturities of available for sale (AFS) securities.

In comparing the quarter ended March 31, 2025 to the quarters ended March 31, 2024 and December 31, 2024, total average gross loans increased $1,050,929,000 or 81.91%, and increased by $25,817,000 or 1.12%, respectively.

- more -

Community West Bancshares -- page 7

The following table shows the Company’s outstanding loan portfolio composition as of March 31, 2025 and December 31, 2024:

	March 31, 2025		December 31, 2024
Loan Type (dollars in thousands)	Amount	% of Total	Amount	% of Total
Commercial:
Commercial and industrial	$146,736	6.2%	$143,422	6.1%
Agricultural production	28,045	1.2%	37,323	1.6%
Total commercial	174,781	7.4%	180,745	7.7%
Real estate:
Construction & other land loans	71,075	3.0%	67,869	2.9%
Commercial real estate - owner occupied	325,838	13.9%	323,188	13.9%
Commercial real estate - non-owner occupied	923,589	39.3%	913,165	39.1%
Farmland	137,587	5.9%	139,815	6.0%
Multi-family residential	143,524	6.1%	133,595	5.7%
1-4 family - close-ended	121,751	5.2%	123,445	5.3%
1-4 family - revolving	32,477	1.4%	35,421	1.5%
Total real estate	1,755,841	74.8%	1,736,498	74.4%
Consumer:
Manufactured housing	319,211	13.6%	322,263	13.8%
Other installment	95,180	4.1%	92,839	4.0%
Total consumer	414,391	17.7%	415,102	17.8%
Net deferred origination costs	1,884	0.1%	1,876	0.1%
Total gross loans	2,346,897	100.0%	2,334,221	100.0%
Allowance for credit losses	(26,095)		(25,803)
Total loans	$2,320,802		$2,308,418

The composition of deposits at March 31, 2025 and December 31, 2024 is summarized in the table below:

	March 31, 2025		December 31, 2024
(Dollars in thousands)	Amount	% of Total	Amount	% of Total
NOW accounts	$422,834	14.4%	$470,548	16.2%
MMA accounts	865,973	29.6%	843,145	29.0%
Time deposits	453,460	15.5%	443,284	15.2%
Savings deposits	174,123	5.9%	172,976	5.9%
Total interest-bearing	1,916,390	65.4%	1,929,953	66.3%
Non-interest bearing	1,012,548	34.6%	980,824	33.7%
Total deposits	$2,928,938	100.0%	$2,910,777	100.0%

Total average deposits increased $851,336,000 or 41.42%, to $2,906,477,000 for the quarter ended March 31, 2025, compared to $2,055,141,000 for the quarter ended March 31, 2024, and increased $1,609,000, or 0.06%, compared to $2,904,868,000 for the quarter ended December 31, 2024. The Company’s ratio of average non-interest bearing deposits to total deposits was 34.30% for the quarter ended March 31, 2025, compared to 45.30% and 36.02% for the quarters ended March 31, 2024 and December 31, 2024, respectively.

- more -

Community West Bancshares -- page 8
The Company has significant liquidity, both on and off-balance sheet, to meet customer demand. During the year-to-date period, the Company’s cash and cash equivalents increased $27,994,000 to $148,392,000 compared to $120,398,000 at December 31, 2024. The Company had $134,377,000, net of discount, in short-term borrowings at March 31, 2025 compared to $133,442,000 at December 31, 2024.

At March 31, 2025 and December 31, 2024, the Company had the following sources of primary and secondary liquidity:

Liquidity Sources (in thousands)	March 31, 2025	December 31, 2024
Cash and cash equivalents	$148,392	$120,398
Unpledged investment securities	361,254	403,669
Excess pledged securities	70,306	69,866
FHLB borrowing availability	589,261	576,556
Unsecured lines of credit availability	110,000	110,000
Funds available through FRB discount window	3,770	3,828
Total	$1,282,983	$1,284,317

Credit Quality
During the first quarter of 2025, the Company recorded net loan recoveries of $125,000 compared to $525,000 in net charge-offs for the same period in 2024. The net charge-off ratio reflects annualized net recoveries to average loans of (0.02)% for the quarter ended March 31, 2025, compared to annualized net charge-offs of 0.16% for the quarter ended March 31, 2024. During the quarter ended March 31, 2025, the Company recorded a provision of $168,000 for credit losses on loans, compared to a $530,000 provision for loan losses for the quarter ended March 31, 2024. In addition to the provision of credit losses on loans for the quarter ended March 31, 2025, the Company recorded a credit to the provision for credit losses on held-to-maturity securities of $182,000 as compared to a credit to the provision of $157,000 in the prior year quarter. The Company recorded a credit to the provision for unfunded loan commitments totaling $27,000 for the quarter ended March 31, 2025 compared to a provision of $202,000 in the prior year quarter.

The following table shows the Company’s loan portfolio, net of deferred costs, allocated by management’s internal risk ratings:

Loan Risk Rating (In thousands)	March 31, 2025	% of Total	December 31, 2024	% of Total	March 31, 2024	% of Total
Pass	$2,282,083	97.3%	$2,272,543	97.4%	$1,262,046	98.1%
Special mention	17,209	0.7%	17,384	0.7%	5,595	0.4%
Substandard	47,605	2.0%	44,294	1.9%	18,968	1.6%
Doubtful	—		—		—
Total	$2,346,897	100.0%	$2,334,221	100.0%	$1,286,609	100.0%
At March 31, 2025, the allowance for credit losses for loans was $26,095,000, compared to $25,803,000 at December 31, 2024, a net increase of $292,000 reflecting a provision for loan losses of $168,000 and net recoveries during the period. The allowance for credit losses as a percentage of total loans was 1.11% as of March 31, 2025 and December 31, 2024. The Company believes the allowance for credit losses is adequate to provide for expected credit losses within the loan portfolio at March 31, 2025.
- more -

Community West Bancshares -- page 9
Cash Dividend Declared
On April 16, 2025, the Board of Directors of the Company declared a regular quarterly cash dividend of $0.12 per share on the Company’s common stock. The dividend is payable on May 16, 2025 to shareholders of record as of May 2, 2025. The Company continues to be well capitalized and expects to maintain adequate capital levels.

Company Overview
Effective on April 1, 2024, Central Valley Community Bancorp completed its merger transaction with Community West Bancshares. Shortly thereafter Community West Bank, a wholly owned subsidiary of Community West Bancshares, merged with and into Central Valley Community Bank, a wholly-owned subsidiary of Central Valley Community Bancorp, with Central Valley Community Bank being the surviving banking institution. Effective with these mergers, the corporate names of Central Valley Community Bancorp and Central Valley Community Bank were changed to Community West Bancshares and Community West Bank, respectively.

Community West Bancshares (“Company”) (NASDAQ: CWBC) and its wholly owned subsidiary, Community West Bank (“Bank”), are headquartered in Fresno, California. The Company was established in 1979 with the vision to help businesses and communities by exceeding expectations at every opportunity, and opened its first Banking Center on January 10, 1980. Today, the Bank operates full-service Banking Centers throughout Central California and maintains a variety of departments supporting Commercial Lending, Agribusiness, SBA, Residential Construction and Mortgage, Manufactured Housing, Private Banking and Cash Management.

Members of the Company and Bank Board of Directors are: Daniel J. Doyle (Chairman), Robert H. Bartlein (Vice Chairman), James J. Kim (CEO of the Company and President and CEO of the Bank), Martin E. Plourd (President of the Company), Suzanne M. Chadwick, Daniel N. Cunningham, Tom L. Dobyns, F.T. “Tommy” Elliott IV, Robert J. Flautt, James W. Lokey, Andriana D. Majarian, Steven D. McDonald, Dorothea D. Silva, William S. Smittcamp and Kirk B. Stovesand. Louis C. McMurray is Director Emeritus.

More information about Community West Bancshares and Community West Bank can be found at www.communitywestbank.com. Also, follow the Company on LinkedIn, X and Facebook.

###
- more -

Community West Bancshares -- page 10

Forward-looking Statements- Certain matters set forth herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current business plans and expectations regarding future operating results. Forward-looking statements may include, but are not limited to, the use of forward-looking language, such as “likely result in,” “expects,” “anticipates,” “estimates,” “forecasts,” “projects,” “intends to,” or may include other similar words or phrases, such as “believes,” “plans,” “trend,” “objective,” “continues,” “remains,” or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” “may,” “might,” “can,” or similar verbs. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties, some of which are beyond our control, include, but are not limited to: current and future business, economic and market conditions in the United States generally or in the communities we serve, including the effects of declines in property values and overall slowdowns in economic growth should these events occur; inflationary pressures and changes in the interest rate environment that reduce our margins and yields, the fair value of financial instruments or our level of loan originations, or increase the level of defaults, losses and prepayments on loans we have made and make, whether held in the portfolio or in the secondary market; effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Open Market Committee of the Federal Reserve Board; geopolitical and domestic political developments that can increase levels of political and economic unpredictability, contribute to rising energy and commodity prices, and increase the volatility of financial markets; changes in the level of nonperforming assets and charge offs and other credit quality measures, and their impact on the adequacy of our allowance for credit losses and our provision for credit losses; factors that can impact the performance of our loan portfolio, including real estate values and liquidity in our primary market areas, the financial health of our commercial borrowers, and the success of construction projects that we finance; our ability to achieve loan growth and attract deposits in our market area, the impact of the cost of deposits and our ability to retain deposits; liquidity issues, including fluctuations in the fair value and liquidity of the securities we hold for sale and our ability to raise additional capital, if necessary; continued or increasing competition from other financial institutions, credit unions, and non-bank financial services companies; challenges arising from attempts to expand into new geographic markets, products, or services; restraints on the ability of Community West Bank to pay dividends to us, which could limit our liquidity; increased capital requirements imposed by banking regulators, which may require us to raise capital at a time when capital is not available on favorable terms or at all; inaccuracies in our assumptions about future events, which could result in material differences between our financial projections and actual financial performance; changes in our management personnel or our inability to retain, motivate and hire qualified management personnel; disruptions, security breaches, or other adverse events, failures or interruptions in, or attacks on, our information technology systems; disruptions, security breaches, or other adverse events affecting the third-party vendors who perform critical processing functions; an inability to keep pace with the rate of technological advances due to a lack of resources to invest in new technologies; risks related to the merger, including, among others, the expected business expansion may be less successful as projected, deposit attrition, customer or employee loss and/or revenue loss as a result of the merger; natural disasters, such as earthquakes, wildfires, drought, pandemic diseases (such as the coronavirus) or extreme weather events, any of which may affect services we use or affect our customers, employees or third parties with which we conduct business; compliance with governmental and regulatory requirements, relating to banking, consumer protection, securities and tax matters; and our ability to the manage the foregoing.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this report. Because of these risks and other uncertainties, our actual future results, performance or achievement, or industry results, may be materially different from the results indicated by the forward looking statements in this report. In addition, our past results of operations are not necessarily indicative of our future results. You should not rely on any forward looking statements, which represent our beliefs, assumptions and estimates only as of the dates on which they were made, as predictions of future events. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

- more -

Community West Bancshares -- page 11
COMMUNITY WEST BANCSHARES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,
(In thousands, except share amounts)	2025	2024

ASSETS
Cash and due from banks	$35,710	$28,029
Interest-earning deposits in other banks	112,682	92,369
Total cash and cash equivalents	148,392	120,398
Available-for-sale debt securities, at fair value, net of allowance for credit losses of $0, with an amortized cost of $525,485 and $536,334 at March 31, 2025 and December 31, 2024, respectively	469,033	477,113
Held-to-maturity debt securities, at amortized cost less allowance for credit losses of $974 and $1,156 at March 31, 2025 and December 31, 2024, respectively	301,160	301,359
Equity securities, at fair value	6,684	6,586
Loans, less allowance for credit losses of $26,095 and $25,803 at March 31, 2025 and December 31, 2024, respectively	2,320,802	2,308,418
Bank premises and equipment, net	23,828	24,469
Bank owned life insurance	53,685	53,319
Federal Home Loan Bank stock	10,978	10,978
Goodwill	96,828	96,828
Core deposit intangibles	9,017	9,268
Accrued interest receivable and other assets	112,679	113,035
Total assets	$3,553,086	$3,521,771

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$1,012,548	$980,824
Interest bearing	1,916,390	1,929,953
Total deposits	2,928,938	2,910,777
Short-term borrowings	134,377	133,442
Senior debt and subordinated debentures	69,925	69,889
Accrued interest payable and other liabilities	47,909	44,978
Total liabilities	3,181,149	3,159,086
Shareholders’ equity:
Preferred stock, no par value; 10,000,000 shares authorized, none issued and outstanding	—	—
Common stock, no par value; 80,000,000 shares authorized; issued and outstanding: 19,061,009 and 18,974,647 at March 31, 2025 and December 31, 2024, respectively	208,698	207,816
Retained earnings	215,999	209,984
Accumulated other comprehensive loss, net of tax	(52,760)	(55,115)
Total shareholders’ equity	371,937	362,685
Total liabilities and shareholders’ equity	$3,553,086	$3,521,771

- more -

Community West Bancshares -- page 12
COMMUNITY WEST BANCSHARES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended
	March 31,	December 31,	March 31,
(In thousands, except share and per-share amounts)	2025	2024	2024

INTEREST INCOME:
Interest and fees on loans	$38,425	$38,247	$18,299
Interest on deposits in other banks	1,056	1,311	432
Interest and dividends on investment securities:
Taxable	4,350	4,602	5,500
Exempt from Federal income taxes	1,307	1,319	1,396
Total interest income	45,138	45,479	25,627
INTEREST EXPENSE:
Interest on deposits	10,388	10,888	5,018
Interest on short-term borrowings	895	1,651	621
Interest on senior debt and subordinated debentures	1,673	916	915
Total interest expense	12,956	13,455	6,554
Net interest income before (credit) provision for credit losses	32,182	32,024	19,073
(CREDIT) PROVISION FOR CREDIT LOSSES	(41)	1,224	575
Net interest income after (credit) provision for credit losses	32,223	30,800	18,498
NON-INTEREST INCOME:
Service charges	502	456	384
Net realized losses on sales and calls of investment securities	—	—	(373)
Other income	2,109	1,847	1,625
Total non-interest income	2,611	2,303	1,636
NON-INTEREST EXPENSES:
Salaries and employee benefits	12,959	12,670	8,638
Occupancy and equipment	2,827	2,826	1,543
Other expense	7,684	7,692	5,152
Total non-interest expenses	23,470	23,188	15,333
Income before provision for income taxes	11,364	9,915	4,801
PROVISION FOR INCOME TAXES	3,071	3,020	1,125
Net income	$8,293	$6,895	$3,676
Net income per common share:
Basic earnings per common share	$0.44	$0.37	$0.31
Weighted average common shares used in basic computation	18,933,830	18,860,895	11,750,528
Diluted earnings per common share	$0.44	$0.36	$0.31
Weighted average common shares used in diluted computation	19,014,773	18,981,835	11,790,231
Cash dividends per common share	$0.12	$0.12	$0.12
- more -

Community West Bancshares -- page 13
COMMUNITY WEST BANCSHARES
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
For the three months ended	2025	2024	2024	2024	2024
(In thousands, except share and per share amounts)
Net interest income	$32,182	$32,024	$30,214	$29,057	$19,073
(Credit) provision for credit losses	(41)	1,224	(518)	9,831	575
Net interest income after (credit) provision for credit losses	32,223	30,800	30,732	19,226	18,498
Total non-interest income	2,611	2,303	1,105	1,400	1,636
Total non-interest expense	23,470	23,188	27,677	28,503	15,333
Provision (benefit) for income taxes	3,071	3,020	775	(1,587)	1,125
Net income (loss)	$8,293	$6,895	$3,385	$(6,290)	$3,676
Basic earnings (loss) per common share	$0.44	$0.37	$0.18	$(0.33)	$0.31
Weighted average common shares used in basic computation	18,933,830	18,860,895	18,843,606	18,814,020	11,750,528
Diluted earnings (loss) per common share	$0.44	$0.36	$0.18	$(0.33)	$0.31
Weighted average common shares used in diluted computation	19,014,773	18,981,835	18,965,434	18,937,036	11,790,231

COMMUNITY WEST BANCSHARES
SELECTED RATIOS
(Unaudited)

	Mar. 31,	Dec. 31,	Sept. 30,	Jun. 30,	Mar. 31,
As of and for the three months ended	2025	2024	2024	2024	2024
(Dollars in thousands, except per share amounts)
Allowance for credit losses to total loans	1.11%	1.11%	1.08%	1.11%	1.14%
Non-performing assets to total assets	0.20%	0.18%	0.09%	0.08%	—%
Total non-performing assets	$6,936	$6,461	$3,250	$2,806	$—
Total nonaccrual loans	$6,936	$6,461	$3,250	$2,806	$—
Total substandard loans	$47,605	$44,294	$39,637	$39,647	$18,968
Total special mention loans	$17,209	$17,384	$28,799	$25,576	$5,595
Net loan charge-offs (recoveries)	$(125)	$59	$(162)	$41	$525
Net charge-offs (recoveries) to average loans (annualized)	(0.02)%	0.01%	(0.03)%	0.01%	0.16%
Book value per share	$19.51	$19.11	$19.19	$18.49	$17.89
Tangible book value per share (1)	$13.96	$13.52	$13.60	$12.89	$13.35
Total equity	$371,937	$362,685	$363,515	$350,242	$211,717
Tangible common equity (1)	$266,092	$256,589	$257,618	$244,044	$157,935
Cost of total deposits	1.45%	1.49%	1.69%	1.71%	0.98%
Interest and dividends on investment securities exempt from Federal income taxes	$1,307	$1,319	$1,372	$1,396	$1,396
Net interest margin (calculated on a fully tax equivalent basis) (2)	4.04%	3.95%	3.69%	3.65%	3.42%
Return on average assets (3)	0.94%	0.78%	0.38%	(0.73)%	0.61%
Return on average equity (3)	8.97%	7.55%	3.84%	(7.39)%	7.08%
Loan to deposit ratio	80.13%	80.19%	78.62%	78.65%	63.34%
Efficiency ratio	67.38%	67.55%	88.37%	93.58%	74.04%
Tier 1 leverage - Bancorp	9.36%	9.17%	9.38%	9.14%	9.34%
Tier 1 leverage - Bank	11.12%	10.94%	11.24%	11.03%	11.95%
Common equity tier 1 - Bancorp	11.39%	11.15%	11.12%	11.36%	12.94%
Common equity tier 1 - Bank	13.75%	13.54%	13.55%	13.94%	16.94%
Tier 1 risk-based capital - Bancorp	11.57%	11.33%	11.30%	11.55%	13.24%
Tier 1 risk-based capital - Bank	13.75%	13.54%	13.55%	13.94%	16.94%
Total risk-based capital - Bancorp	13.82%	13.58%	13.55%	13.87%	16.25%
Total risk based capital - Bank	14.75%	14.54%	14.53%	14.96%	17.92%
(1) Non-GAAP measure. Tangible common equity equals totals shareholder’s equity ($371,937 as of 3/31/2025) minus goodwill and core deposit intangible ($105,845 as of 3/31/2025). Tangible book value per share equals tangible common equity total ($266,092 as of 3/31/2025) divided by shares outstanding (19,061,009 as of 3/31/2025).
(2) Net Interest Margin is computed by dividing annualized quarterly net interest income by quarterly average interest-bearing assets.
(3) Computed by annualizing quarterly net income.
- more -

Community West Bancshares -- page 14
COMMUNITY WEST BANCSHARES
SCHEDULE OF AVERAGE BALANCES AND AVERAGE YIELDS AND RATES
(Unaudited)

	For the Three Months Ended March 31, 2025			For the Three Months Ended December 31, 2024			For the Three Months Ended March 31, 2024
(Dollars in thousands)	Average Balance	Interest Income/ Expense	Average Interest Rate	Average Balance	Interest Income/ Expense	Average Interest Rate	Average Balance	Interest Income/ Expense	Average Interest Rate
ASSETS
Interest-earning deposits in other banks	$93,217	$1,054	4.52%	$106,464	$1,311	4.93%	$34,200	$432	5.05%
Securities
Taxable securities	602,427	4,352	2.89%	611,747	4,602	3.01%	714,160	5,500	3.08%
Non-taxable securities (1)	240,007	1,655	2.76%	240,850	1,669	2.77%	254,108	1,768	2.78%
Total investment securities	842,434	6,007	2.85%	852,597	6,271	2.94%	968,268	7,268	3.00%
Total securities and interest-earning deposits	935,651	7,061	3.02%	959,061	7,582	3.16%	1,002,468	7,700	3.07%
Loans (2) (3)	2,327,832	38,425	6.69%	2,302,768	38,247	6.61%	1,283,068	18,299	5.74%
Total interest-earning assets	3,263,483	$45,486	5.65%	3,261,829	$45,829	5.59%	2,285,536	$25,999	4.58%
Allowance for credit losses	(25,858)			(24,907)			(14,348)
Non-accrual loans	6,165			5,412			—
Cash and due from banks	35,918			35,177			26,772
Bank premises and equipment	24,326			24,236			14,177
Other assets	224,303			222,368			108,673
Total average assets	$3,528,337			$3,524,115			$2,420,810
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Savings and NOW accounts	$586,698	$859	0.59%	$545,763	$749	0.55%	$421,412	$255	0.24%
Money market accounts	872,896	5,101	2.37%	856,266	5,215	2.42%	514,909	2,843	2.22%
Time certificates of deposit	449,962	4,429	3.99%	456,381	4,924	4.29%	187,775	1,920	4.11%
Total interest-bearing deposits	1,909,556	10,389	2.21%	1,858,410	10,888	2.33%	1,124,096	5,018	1.80%
Other borrowed funds	206,162	2,568	4.98%	208,238	2,567	4.93%	122,419	1,536	5.02%
Total interest-bearing liabilities	2,115,718	$12,957	2.48%	2,066,648	$13,455	2.59%	1,246,515	$6,554	2.11%
Non-interest bearing demand deposits	996,921			1,046,458			931,045
Other liabilities	45,795			45,801			35,583
Shareholders’ equity	369,903			365,208			207,667
Total average liabilities and shareholders’ equity	$3,528,337			$3,524,115			$2,420,810
Interest income and rate earned on average earning assets		$45,486	5.65%		$45,829	5.59%		$25,999	4.58%
Interest expense and interest cost related to average interest-bearing liabilities		12,957	2.48%		13,455	2.59%		6,554	2.11%
Net interest income and net interest margin (4)		$32,529	4.04%		$32,374	3.95%		$19,445	3.42%

(1)    Calculated on a fully tax equivalent basis, which includes Federal tax benefits relating to income earned on municipal bonds totaling $348, $351, and $371 at March 31, 2025, December 31, 2024, and March 31, 2024, respectively.
(2)    Loan interest income includes loan (costs) fees of $99, $(117), and $139 at March 31, 2025, December 31, 2024, and March 31, 2024, respectively.
(3)    Average loans do not include non-accrual loans but do include interest income recovered from previously charged off loans.
(4)    Net interest margin is computed by dividing net interest income by total average interest-earning assets.

CONTACTS: Investor Contact:                     Media Contact:
Shannon Livingston                    Debbie Nalchajian-Cohen
Executive Vice President, Chief Financial Officer        Public Relations
Community West Bancshares                Community West Bancshares
916-235-4617                    559-222-1322